UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Mudrick Capital Acquisition Corporation II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

Mudrick Capital Acquisition Corporation II

(Exact name of registrant as specified in its charter)

Delaware	001-39771	85-2320197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

527 Madison Avenue, 6th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 747-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, and one-half of one Redeemable Warrant	MUDSU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	MUDS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	MUDSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01

Other Events

Cancellation of the Special Meeting in Lieu of the 2021 Annual Meeting of Stockholders

As previously disclosed, on August 20, 2021, Mudrick Capital Acquisition Corporation II (“MUDS”) and Topps Intermediate Holdco, Inc. (“Topps”) terminated that certain Merger Agreement, dated as of April 6, 2021 and amended on May 10, 2021 and August 15, 2021, by and among MUDS, Titan Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of MUDS, Titan Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of MUDS, Topps and Tornante-MDP Joe Holding LLC, a Delaware limited liability company and the sole stockholder of Topps.

In connection with the termination of the Merger Agreement, the special meeting in lieu of the 2021 annual meeting of stockholders scheduled to be held at 10:00 a.m. Eastern Time on August 25, 2021 has been cancelled.

Cautionary Language Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements may include estimated financial information, including with respect to revenues, earnings, performance, strategies, prospects and other aspects of the business of MUDS, and are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MUDS undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this Current Report speak as of the date of its filing. Although MUDS may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mudrick Capital Acquisition Corporation II
Dated: August 20, 2021
	By:	/s/ Jason Mudrick
Name: Jason Mudrick
Title: Chief Executive Officer

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